Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

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JULY 31, 2017	GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS STRONG SECOND QUARTER EARNINGS

Jasper, Indiana: July 31, 2017 -- German American Bancorp, Inc. (NASDAQ: GABC) reported that the Company has achieved another quarter of strong earnings during the second quarter of 2017, posting net income of $9.8 million, or $0.43 per share. On a comparative per share basis, this level of quarterly earnings was a 2.4% increase over reported net income of $9.6 million, or $0.42 per share, in the first quarter of 2017, and was in line with the second quarter 2016 net income of $9.8 million, or $0.43 per share.
On a year-to-date basis, German American’s 2017 net income of $19.4 million, or $0.85 per share, was a 25% increase over the $14.9 million, or $0.68 per share, reported during the first half of 2016. The Company’s year-to-date 2016 reported net income was inclusive of the operations of River Valley Bancorp, following completion of the merger transaction on March 1, 2016, and reflected merger related costs totaling approximately $4.1 million, or $2.6 million on an after-tax basis, representing approximately $0.12 per share. All per share data in this release has been adjusted for and is reflective of the effect of the three-for-two stock split distributed on April 21, 2017.
Second quarter 2017 performance, relative to the same quarter 2016 results, was enhanced by an increase of $142,000 in net interest income, driven by approximately $71 million, or 4%, in end of period loan growth, measured at June 30, 2017 compared to June 30, 2016. Loan growth during the current quarter, as measured from March 31, 2017 end of period loan balances, was approximately $48 million, or 10% on a linked quarter annualized basis.
In addition, the Company’s second quarter 2017 non-interest income, exclusive of securities gains, increased by $710,000, or 10%, during the second quarter of 2017 as compared with the second quarter of 2016. Items that showed improvement in non-interest income during the current quarter included increases of 32% in interchange fee income, primarily from increased customer debit card usage, 10% in trust and investment product fees, and 9% in both insurance revenues and from gains on loan sales. Partially offsetting these improved areas of non-interest income was a $968,000 decrease in gains on securities sales, as the Company didn’t experience any security sales in the second quarter of 2017.
Commenting on the Company’s strong quarterly financial performance, Mark A. Schroeder, German American’s Chairman & CEO, stated, "We’re certainly pleased in our ability to post strong financial performance both during the current quarter and year-to-date. We are particularly encouraged by the strong double-digit growth we experienced since the same quarter of last year within numerous categories of non-

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 13

interest income and by the exceptionally strong level of loan growth during the current quarter. The $48 million in second quarter loan growth, which represents approximately 10% annualized growth on linked quarter basis, positions us very well for enhanced levels of net interest income going forward.”
The Company also announced the declaration of a regular quarterly cash dividend of $0.13 per share, which will be payable on August 20, 2017 to shareholders of record as of August 10, 2017. This level of regular quarterly cash dividend represents approximately an 8% increase, on a stock split adjusted basis, above the Company’s quarterly cash dividend level paid in the prior year.

Balance Sheet Highlights

Total assets for the Company increased to $3.005 billion at June 30, 2017, representing an increase of $71.7 million, or 10% on an annualized basis, compared with March 31, 2017 and an increase of $89.0 million, or 3%, compared with June 30, 2016.

June 30, 2017 total loans increased $48.2 million, or 10% on an annualized basis, compared with March 31, 2017 and increased $70.9 million, or 4%, compared with June 30, 2016. The increase during the second quarter of 2017 was largely related to an increase of approximately $21.6 million, or 7% on an annualized basis, of commercial real estate and commercial and industrial loans, a seasonal increase of $20.6 million, or 28% on an annualized basis, of agricultural loans and an increase of $5.9 million, or 6% on annualized basis of retail loans.

End of Period Loan Balances	6/30/2017	3/31/2017	6/30/2016
(dollars in thousands)

Commercial & Industrial Loans	$467,754	$450,501	$463,501
Commercial Real Estate Loans	870,100	865,717	840,215
Agricultural Loans	313,254	292,615	285,353
Consumer Loans	202,562	194,290	182,610
Residential Mortgage Loans	181,477	183,806	192,603
	$2,035,147	$1,986,929	$1,964,282

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 13

Non-performing assets totaled $4.4 million at June 30, 2017 compared to $5.9 million of non-performing assets at March 31, 2017 and $9.7 million at June 30, 2016. Non-performing assets represented 0.15% of total assets at June 30, 2017 compared to 0.20% of total assets at March 31, 2017 and 0.33% of total assets at June 30, 2016. Non-performing loans totaled $3.2 million at June 30, 2017 compared to $5.7 million at March 31, 2017 and $9.3 million of non-performing loans at June 30, 2016. Non-performing loans represented 0.16% of total loans at June 30, 2017 compared to 0.29% at March 31, 2017 and 0.48% at June 30, 2016. The decline in non-performing assets during the second quarter of 2017 compared with March 31, 2017 levels was attributable to a single agricultural relationship that was more than 90 days past due and still on accrual status at March 31, 2017 that was brought current during the second quarter of 2017.

Non-performing Assets
(dollars in thousands)
	6/30/2017	3/31/2017	6/30/2016
Non-Accrual Loans	$3,097	$4,510	$8,294
Past Due Loans (90 days or more)	62	1,183	1,024
Total Non-Performing Loans	3,159	5,693	9,318
Other Real Estate	1,289	208	416
Total Non-Performing Assets	$4,448	$5,901	$9,734

Restructured Loans	$154	$28	$74

The Company’s allowance for loan losses totaled $15.3 million at June 30, 2017 compared to $15.2 million at March 31, 2017 and $15.3 million at June 30, 2016. The allowance for loan losses represented 0.75% of period-end loans at June 30, 2017 compared with 0.76% of period-end loans at March 31, 2017 and 0.78% of period-end loans at June 30, 2016. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a discount on acquired loans of $8.2 million as of June 30, 2017, $9.2 million at March 31, 2017 and $11.8 million at June 30, 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 13

Total deposits increased $36.8 million, or 6% on an annualized basis, as of June 30, 2017 compared with March 31, 2017 and increased $85.9 million, or 4%, compared with June 30, 2016.

End of Period Deposit Balances	6/30/2017	3/31/2017	6/30/2016
(dollars in thousands)

Non-interest-bearing Demand Deposits	$557,535	$572,874	$506,498
IB Demand, Savings, and MMDA Accounts	1,453,512	1,389,763	1,380,038
Time Deposits < $100,000	203,923	206,171	236,127
Time Deposits > $100,000	148,351	157,664	154,709
	$2,363,321	$2,326,472	$2,277,372

Results of Operations Highlights – Quarter ended June 30, 2017

Net income for the quarter ended June 30, 2017 totaled $9,839,000, or $0.43 per share, which represented an increase of approximately 2% on a per share basis compared with the first quarter 2017 net income of $9,556,000, or $0.42 per share, and was flat on a per share basis compared with the second quarter 2016 net income of $9,788,000, or $0.43 per share.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 13

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	June 30, 2017			March 31, 2017			June 30, 2016

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$13,268	$27	0.79%	$12,554	$27	0.88%	$25,918	$20	0.30%
Securities	743,354	5,887	3.17%	731,871	5,834	3.19%	723,222	5,168	2.86%
Loans and Leases	2,011,518	22,780	4.54%	1,974,846	22,440	4.60%	1,935,246	22,791	4.73%
Total Interest Earning Assets	$2,768,140	$28,694	4.15%	$2,719,271	$28,301	4.20%	$2,684,386	$27,979	4.19%

Liabilities
Demand Deposit Accounts	$560,763			$557,912			$502,070
IB Demand, Savings, and
MMDA Accounts	$1,446,994	$939	0.26%	$1,385,347	$738	0.22%	$1,369,446	$672	0.20%
Time Deposits	360,938	687	0.76%	401,155	705	0.71%	426,918	654	0.62%
FHLB Advances and Other Borrowings	233,197	962	1.65%	226,786	865	1.55%	235,434	853	1.46%
Total Interest-Bearing Liabilities	$2,041,129	$2,588	0.51%	$2,013,288	$2,308	0.47%	$2,031,798	$2,179	0.43%

Cost of Funds			0.37%			0.34%			0.33%
Net Interest Income		$26,106			$25,993			$25,800
Net Interest Margin			3.78%			3.86%			3.86%

During the quarter ended June 30, 2017, net interest income totaled $24,813,000 which remained relatively stable compared to prior periods as indicated by an increase of $88,000, or slightly under 1%, from the quarter ended March 31, 2017 net interest income of $24,725,000 and an increase of $142,000, or slightly under 1%, compared with the quarter ended June 30, 2016 net interest income of $24,671,000.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 13

The tax equivalent net interest margin for the quarter ended June 30, 2017 was 3.78% compared with 3.86% in both the first quarter of 2017 and second quarter of 2016. The decline in the stated net interest margin was largely attributable to a decline in the accretion of loan discounts on acquired loans and to a lesser degree on an increase in Company's cost of funds. Accretion of loan discounts on acquired loans contributed approximately 10 basis points to the net interest margin on an annualized basis in the second quarter of 2017, 17 basis points in the first quarter of 2017, and 23 basis points in the second quarter of 2016. The Company's cost of funds increased approximately 3 basis points in the second quarter of 2017 compared with the first quarter of 2017 and 4 basis points compared with the second quarter of 2016. The higher cost of funds was largely attributable to an increase in short-term market interest rates over the past several quarters.

During the quarter ended June 30, 2017, the Company recorded a provision for loan loss of $350,000 compared with a provision for loan loss of $500,000 during the first quarter of 2017 and a provision of $350,000 in the second quarter of 2016. The provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended June 30, 2017, non-interest income totaled $7,797,000, a decline of $391,000, or 5%, compared with the quarter ended March 31, 2017, and a decline of $258,000, or 3%, compared with the second quarter of 2016.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	6/30/2017	3/31/2017	6/30/2016
(dollars in thousands)

Trust and Investment Product Fees	$1,350	$1,243	$1,223
Service Charges on Deposit Accounts	1,478	1,484	1,534
Insurance Revenues	1,744	2,640	1,605
Company Owned Life Insurance	480	254	247
Interchange Fee Income	1,156	1,023	873
Other Operating Income	630	857	722
Subtotal	6,838	7,501	6,204
Net Gains on Loans	959	687	883
Net Gains on Securities	—	—	968
Total Non-interest Income	$7,797	$8,188	$8,055

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 13

Insurance revenues declined $896,000, or 34%, during the quarter ended June 30, 2017, compared with the first quarter of 2017 and increased $139,000, or 9%, compared with the second quarter of 2016. The decline during the second quarter of 2017 compared with the first quarter of 2017 was due to contingency revenue. Contingency revenue during the first quarter of 2017 totaled $992,000 compared with no contingency revenue during the second quarter of 2017. The fluctuation in contingency revenue is a normal course of business variance and is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically, the majority of contingency revenue is recognized during the first quarter of the year.

Company owned life insurance revenue increased $226,000, or 89%, during the quarter ended June 30, 2017, compared with the first quarter of 2017 and increased $233,000, or 94%, compared with the second quarter of 2016. The increase was largely related to death benefits received from life insurance policies during the quarter ended June 30, 2017.

Interchange fee income increased $133,000, or 13%, during the second quarter of 2017 compared with the first quarter of 2017 and $283,000, or 32%, compared with the second quarter of 2017. The increase was largely attributable to increased card utilization by customers.

Other operating income decreased $227,000, or 26%, during the quarter ended June 30, 2017 compared with the first quarter of 2017 and decreased $92,000, or 13%, compared with the second quarter of 2016. The decline in the second quarter of 2017 compared with both comparative periods was largely attributable to decreased fees associated with swap transactions with loan customers.

Net gains on sales of loans increased $272,000, or 40%, during the second quarter of 2017 compared with the first quarter of 2017 and increased $76,000, or 9%, compared with the second quarter of 2016. The increase in the gain on sales of loans during the second quarter of 2017 compared with both comparative periods was primarily due to improved pricing on loans sold and those loans held for sale. Loan sales totaled $29.8 million during the second quarter of 2017, compared with $32.3 million during the first quarter of 2017 and $36.8 million during the second quarter of 2016.

The Company realized no gains on sales of securities during the second quarter of 2017 or the first quarter of 2017 compared with a net gain on the sale of securities of $968,000 in the second quarter of 2016.

During the quarter ended June 30, 2017, non-interest expense totaled $18,996,000, a decline of $40,000, or less than 1%, compared with the quarter ended March 31, 2017, and an increase of $657,000, or 4%, compared with the second quarter of 2016.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 13

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	6/30/2017	3/31/2017	6/30/2016
(dollars in thousands)

Salaries and Employee Benefits	$11,460	$11,444	$10,184
Occupancy, Furniture and Equipment Expense	2,224	2,182	2,218
FDIC Premiums	232	239	339
Data Processing Fees	1,044	1,011	1,181
Professional Fees	913	803	780
Advertising and Promotion	630	778	629
Intangible Amortization	242	253	312
Other Operating Expenses	2,251	2,326	2,696
Total Non-interest Expense	$18,996	$19,036	$18,339

Salaries and benefits increased $16,000, or less than 1%, during the quarter ended June 30, 2017 compared with the first quarter of quarter of 2017 and increased $1,276,000, or 13%, compared with the second quarter of 2016. The increase in salaries and benefits during the second quarter of 2017 compared with the second quarter of 2016 was primarily attributable to an increased number of full-time equivalent employees and higher levels of employee benefit costs including incentive compensation plan costs and health insurance costs.

Professional fees increased $110,000, or 14%, during the quarter ended June 30, 2017 compared with the first quarter of quarter of 2017 and increased $133,000, or 17%, compared with the second quarter of 2016. The increase in both comparative periods was largely attributable to costs associated with the three-for-two stock split completed during the second quarter of 2017.

Advertising and promotion decreased $148,000, or 19%, during the quarter ended June 30, 2017 compared with the first quarter of 2017 and remained virtually unchanged compared with the second quarter of 2016. The decrease in advertising and promotion was largely related to the timing of charitable contribution activity.

Other operating expenses decreased $75,000, or 3%, during the quarter ended June 30, 2017 compared with the first quarter of 2017 and decreased $445,000, or 17% compared with the second quarter of 2016. The decline compared to the second quarter of 2016 was primarily attributable to various card and deposit account expenses which were higher in 2016 related to the River Valley transaction and to deposit gathering strategic initiatives.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 13

About German American
German American Bancorp, Inc., is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bancorp, operates 52 banking offices in 19 contiguous southern Indiana counties and one northern Kentucky county. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 13

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	June 30, 2017	March 31, 2017	June 30, 2016
ASSETS
Cash and Due from Banks	$36,833	$30,151	$36,027
Short-term Investments	7,204	7,288	18,113
Interest-bearing Time Deposits with Banks	—	—	1,744
Investment Securities	740,578	726,352	719,916

Loans Held-for-Sale	9,844	6,856	5,135

Loans, Net of Unearned Income	2,031,743	1,983,572	1,960,555
Allowance for Loan Losses	(15,320)	(15,166)	(15,304)
Net Loans	2,016,423	1,968,406	1,945,251

Stock in FHLB and Other Restricted Stock	13,048	13,048	13,048
Premises and Equipment	49,249	49,718	47,669
Goodwill and Other Intangible Assets	56,607	56,849	57,048
Other Assets	75,017	74,476	71,860
TOTAL ASSETS	$3,004,803	$2,933,144	$2,915,811

LIABILITIES
Non-interest-bearing Demand Deposits	$557,535	$572,874	$506,498
Interest-bearing Demand, Savings, and Money Market Accounts	1,453,512	1,389,763	1,380,038
Time Deposits	352,274	363,835	390,836
Total Deposits	2,363,321	2,326,472	2,277,372

Borrowings	263,469	241,358	278,214
Other Liabilities	23,059	24,098	27,870
TOTAL LIABILITIES	2,649,849	2,591,928	2,583,456

SHAREHOLDERS' EQUITY
Common Stock and Surplus	187,613	187,300	186,251
Retained Earnings	163,181	156,322	134,909
Accumulated Other Comprehensive Income (Loss)	4,160	(2,406)	11,195
TOTAL SHAREHOLDERS' EQUITY	354,954	341,216	332,355

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,004,803	$2,933,144	$2,915,811

END OF PERIOD SHARES OUTSTANDING (1)	22,929,627	22,929,417	22,900,395

TANGIBLE BOOK VALUE PER SHARE (1) (2)	$13.01	$12.40	$12.02

(1) As Adjusted for the 3 for 2 Stock Split distributed on April 21, 2017.
(2) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
INTEREST INCOME
Interest and Fees on Loans	$22,602	$22,262	$22,670	$44,864	$41,334
Interest on Short-term Investments and Time Deposits	27	27	20	54	37
Interest and Dividends on Investment Securities	4,772	4,744	4,160	9,516	8,159
TOTAL INTEREST INCOME	27,401	27,033	26,850	54,434	49,530

INTEREST EXPENSE
Interest on Deposits	1,626	1,443	1,326	3,069	2,481
Interest on Borrowings	962	865	853	1,827	1,594
TOTAL INTEREST EXPENSE	2,588	2,308	2,179	4,896	4,075

NET INTEREST INCOME	24,813	24,725	24,671	49,538	45,455
Provision for Loan Losses	350	500	350	850	1,200
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	24,463	24,225	24,321	48,688	44,255

NON-INTEREST INCOME
Net Gain on Sales of Loans	959	687	883	1,646	1,603
Net Gain on Securities	—	—	968	—	968
Other Non-interest Income	6,838	7,501	6,204	14,339	12,701
TOTAL NON-INTEREST INCOME	7,797	8,188	8,055	15,985	15,272

NON-INTEREST EXPENSE
Salaries and Benefits	11,460	11,444	10,184	22,904	21,785
Other Non-interest Expenses	7,536	7,592	8,155	15,128	16,794
TOTAL NON-INTEREST EXPENSE	18,996	19,036	18,339	38,032	38,579

Income before Income Taxes	13,264	13,377	14,037	26,641	20,948
Income Tax Expense	3,425	3,821	4,249	7,246	6,014

NET INCOME	$9,839	$9,556	$9,788	$19,395	$14,934

BASIC EARNINGS PER SHARE (1)	$0.43	$0.42	$0.43	$0.85	$0.68
DILUTED EARNINGS PER SHARE (1)	$0.43	$0.42	$0.43	$0.85	$0.68

WEIGHTED AVERAGE SHARES OUTSTANDING (1)	22,929,426	22,908,648	22,884,029	22,919,094	21,885,656
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (1)	22,929,426	22,908,648	22,885,829	22,919,094	21,889,613

(1) As Adjusted for the 3 for 2 Stock Split distributed on April 21, 2017.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2017	2017	2016	2017	2016
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.32%	1.31%	1.36%	1.32%	1.10%
	Annualized Return on Average Equity	11.34%	11.39%	12.02%	11.36%	9.79%
	Net Interest Margin	3.78%	3.86%	3.86%	3.82%	3.75%
	Efficiency Ratio (1)	56.03%	55.69%	54.17%	55.86%	61.36%
	Net Overhead Expense to Average Earning Assets (2)	1.62%	1.60%	1.53%	1.61%	1.83%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.04%	0.03%	0.04%	0.03%	0.04%
	Allowance for Loan Losses to Period End Loans	0.75%	0.76%	0.78%
	Non-performing Assets to Period End Assets	0.15%	0.20%	0.33%
	Non-performing Loans to Period End Loans	0.16%	0.29%	0.48%
	Loans 30-89 Days Past Due to Period End Loans	0.26%	0.37%	0.45%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$2,970,745	$2,926,095	$2,885,165	$2,948,543	$2,723,932
	Average Earning Assets	$2,768,140	$2,719,271	$2,684,386	$2,743,840	$2,547,791
	Average Total Loans	$2,011,518	$1,974,846	$1,935,246	$1,993,283	$1,814,944
	Average Demand Deposits	$560,763	$557,912	$502,070	$559,345	$484,793
	Average Interest Bearing Liabilities	$2,041,129	$2,013,288	$2,031,798	$2,027,285	$1,909,308
	Average Equity	$347,035	$335,586	$325,754	$341,342	$305,000

	Period End Non-performing Assets (3)	$4,448	$5,901	$9,734
	Period End Non-performing Loans (4)	$3,159	$5,693	$9,318
	Period End Loans 30-89 Days Past Due (5)	$5,238	$7,337	$8,764

	Tax Equivalent Net Interest Income	$26,106	$25,993	$25,800	$52,099	$47,602
	Net Charge-offs during Period	$196	$142	$207	$338	$334

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.